UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2025

TREASURE GLOBAL INC

(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale and Purchase Agreement

On October 22, 2025, Treasure Global Inc (the “Company”) entered into a sale and purchase agreement with Nexe Cloud Limited (the “Vendor”), a British Virgin Island company (the “Sale and Purchase Agreement”), pursuant to which the Vendor agreed to sell and the Company agreed to buy an AI server (the “Product”), as further specified in the schedule 1 therein. Both Parties acknowledge and agree that this Agreement shall commence on October 22, 2025 and shall be valid until the completion of all obligations under this Agreement, including full delivery, acceptance, and payment for the Product, unless the Sale and Purchase Agreement is mutually terminated in writing between both parties or terminated by either party due to any breach or default of the Sale and Purchase Agreement.

In consideration of the performance of the Vendor of its obligation and the provisions of the sale of the Product (including but not limited to the Maintenance and Service Level) pursuant to this Agreement, the Buyer agrees to pay a total consideration of US$750,000.00 (“Purchase Price”) in the following manner: (i) US$280,000.00 to be paid in cash; (ii) and remaining balance of the Purchase Price of US$470,000.00 to be satisfied through the issuance and allotment of common stock of the Company (“Shares”) to the Vendor with the cost basis of US$0.90 per Share. All cash payments shall be paid by the Company to the Vendor in full within fourteen (14) days following delivery of the Product. The Shares shall be issued within ten (10) business days from the date of Sale and Purchase Agreement or such other date as mutually agreed in writing.

The Sale and Purchase Agreement contains customary representations, warranties, and agreements by the Company and the Vendor, with other obligations of the parties and termination provisions.

The above summary of the Sale and Purchase Agreement is qualified in its entirety by reference to the full texts of the Sale and Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Service Agreement

On October 21, 2025, the Company entered into a service agreement (the “Service Agreement”) with Weshare Management SDN BHD (the “Service Provider”) to engage the Service Provider for the provision of certain services (the “Services”), as defined in the Service Agreement, subject to the terms and conditions set forth therein. this Agreement shall commence October 21, 2025 (“Effective Date”) and remain in force for a period of two (2) years from the Effective Date unless otherwise frustrated, rescinded and/or terminated in accordance to Clause 12 of the Service Agreement (“Term”), provided that the parties shall be opened to commercial negotiations from time to time pertaining to the contents of this Agreement whereby should any such negotiations materialise, the parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to the Service Agreement, agreed whereupon the expiration of the Term, the Company shall have the discretion to renew the Term for a subsequent fixed period of one (1) year (“Renewed Term”) provided that any such renewal under this provision (if any) shall only be effective upon the parties agreed in writing in which all the terms and conditions of the Service Provider shall, unless otherwise agreed by the parties in writing, subsist and applicable mutatis mutandis to the whole Renewed Term.

In consideration of the performance of the Service Provider of its obligation and the provisions of the Services pursuant to the Service Agreement, unless otherwise agreed by the parties in writing, the Company shall pay to the Service Provider US$1,500,000.00, which shall be satisfied though the issuance and allotment of common stock of the Company (“TGL Shares”) to the Service Provider. The TGL Shares shall have an equivalent value of US$1,500,000.00 with a cost basis of US$0.85 per share. The TGL Shares shall be issued and allotted to the Service Provider within three (3) working days from the Effective Date.

The Service Agreement contains customary representations, warranties, and agreements by the Company and the Consultant, with other obligations of the parties and termination provisions.

The above summary of the Service Agreement is qualified in its entirety by reference to the full texts of the Service Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

The Shares and TGL Shares will be issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sale and Purchase Agreement between Treasure Global Inc. and Nexe Cloud Limited dated October 22, 2025
10.2	Service Agreement between Treasure Global Inc. and Weshare Management SDN BHD dated October 21, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025	TREASURE GLOBAL INC.

	By:	/s/ Carlson Thow
	Name:	Carlson Thow
	Title:	Chief Executive Officer

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